UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                SCHEDULE 14A

                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]
Check the appropriate box:

[  ] Preliminary Proxy Statement
[  ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-
     6(e)(2))
[  ] Definitive Proxy Statement
[X ] Definitive Additional Materials
[  ] Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

                               Shoney's, Inc.
               ------------------------------------------------
               (Name of Registrant as Specified in its Charter)

               ------------------------------------------------
                (Name of Person(s) Filing Proxy Statement, if
                         other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[  ] No fee required
[  ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        (1)     Title of each class of securities to which transaction
                applies:
                  Common Stock, $1.00 par value per share, of  Shoney's, Inc.
                  -----------------------------------------------------------
        (2)     Aggregate number of securities to which transaction applies:
                  52,031,248 shares
                  -----------------------------------------------------------
        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                  The filing fee was determined based upon the product of 52,031,248 shares of Shoney's common stock and the merger consideration of $0.36 per share in cash. In accordance with Exchange Act Rule 0-11, the filing fee was determined by multiplying the amount calculated pursuant to the preceding sentence by 1/50 of one percent.
                  -----------------------------------------------------------
        (4)     Proposed maximum aggregate value of transaction:
                  $18,731,249.28
                  -----------------------------------------------------------
        (5)     Total fee paid:  $3,746.25
                                 --------------------------------------------
[X ] Fee paid previously with preliminary materials
[  ] Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
                           --------------------------------------------------
(2) Form, Schedule or Registration Statement No.:
                                                 ----------------------------
(3) Filing Party:
                 ------------------------------------------------------------
(4) Date Filed:
               --------------------------------------------------------------

                            [Logo of Shoney's, Inc.]

                               1727 Elm Hill Pike
                           Nashville, Tennessee 37210



March 29, 2002


Dear Shareholder:

This letter is sent to remind shareholders of Shoney's, Inc. that a Special Meeting of Shareholders will be held on Wednesday, April 10, 2002, at 10:00 a.m. (Central time) at AmSouth Center, Fifth Floor Auditorium, 300 Union Street, Nashville, Tennessee. At the Special Meeting, we will ask you to approve the merger of LSF4 Acquisition, LLC with Shoney's.

We encourage all persons who are shareholders as of March 5, 2002 to mark, date, sign and return the enclosed proxy card, or to vote using the Internet or telephone by following the instructions included on the card.

To reiterate, your Board and management has determined that the proposed merger is in the best interests of Shoney's and its shareholders.
Accordingly, we encourage you, when voting your shares, to vote FOR the proposed merger.

Your vote is important, regardless of the number of shares you own. If you have any questions or need assistance with voting your shares, please call our proxy solicitor, Georgeson Shareholder Communications, at 1-800-223-2064.

Sincerely,

/s/ William M. Wilson

William M. Wilson
Chairman of the Board and President